Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULE

To the Board of Directors

Vulcan International Corporation

Wilmington, Delaware

We have audited the consolidated financial statements of Vulcan International Corporation and subsidiaries as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004, and have issued our report thereon dated February 1 8 , 2005 ..   S uch consolidated financial statements and report are included in Part IV, Item 15 (a)1 of this Form 10-K and the 2004 Annual Report to Shareholders and are incorporated herein by reference.  Our audit also included the financial statement schedule of Vulcan International Corporation and subsidiaries listed in Part IV, Item1 5 (a)2.  The financial statement schedule is the responsibility of the Company's management.  Our responsibility is to express an opinion based on our audits.  In our opinion, this financial statement schedule, presents fairly in all material respects , the information set forth therein when read in conjun c tion with the related consolidated financial statements.

/s/J.D. CLOUD & CO. L.L.P.

Certified Public Accountants

Cincinnati, Ohio

February 1 8, 2005